Exhibit 5.1


                      [Letterhead of Dorsey & Whitney LLP]



                                 August 2, 2000


Osteotech, Inc.
51 James Way
Eatontown, NJ 07724


     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested our opinion with respect to the registration by Osteotech, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock" or "Common Shares"), to be offered and sold under the Company's 2000 Stock Plan (the "Plan").

     In so acting, we have examined original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

     Members of our firm are admitted to the Bar of the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the Common Shares, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.


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     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration Statement.

                                                        Very truly yours,


                                                        /s/ Dorsey & Whitney LLP
KTC